EXHIBIT 10.13

                              IOMEGA CORPORATION

                       1995 DIRECTOR STOCK OPTION PLAN
                                 (AS AMENDED)

1.      PURPOSE

        The purpose of this 1995 Director Stock Option Plan (the "Plan") of Iomega Corporation (the "Company") is to encourage ownership in the Company by outside directors of the Company whose continued services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue as directors of the Company.

2.      ADMINISTRATION

        (a) The Board of Directors, or a Committee (the "Committee") consisting of two or more directors of the Company, shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions of interpretation of the Plan or of any options issued under it shall be determined by the Board of Directors or the Committee and such determination shall be final and binding upon all persons having an interest in the Plan.

        (b) The Plan is intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

3.      PARTICIPATION IN THE PLAN

        Directors of the Company who are not employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.      STOCK SUBJECT TO THE PLAN

        (a) The maximum number of shares which may be issued under the Plan shall be one million two-hundred thousand (1,200,000) shares of the Company's Common Stock, subject to adjustment as provided in
Section 9 of the Plan.

        (b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

        (c) All options granted under the Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended to date and as it may be amended from time to time (the "Code").

        (d) Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.      TERMS, CONDITIONS AND FORM OF OPTIONS

        Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors or Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

        (a) OPTION GRANTS. Each person who first becomes a member of the Board of Directors of the Company from and after the adoption of the Plan by the Board of Directors of the Company shall be granted, on the date that he is first elected to serve as such a director, an option to purchase 37,500 shares of Common
Stock under the Plan.

        (b) OPTION EXERCISE PRICE. The option exercise price for each option granted under the Plan shall equal the last reported sales price of the Company's Common Stock on the Nasdaq National
Market on the date of grant of such option.

        (c) OPTIONS NON-TRANSFERABLE. Subject to Section 10(b), each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by the optionee. Subject to
Section 10(b), no option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during the optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (d) PERIOD OF OPTIONS. No option shall be exercisable after the expiration of ten (10) years from the date upon which such option is granted. Each option shall be subject to termination before its date of expiration as hereinafter provided.

        (e) EXERCISE OF OPTIONS. Options shall become exercisable in five equal annual installments, commencing one year from the date of grant, provided the holder of such option continues to serve as a director of the Company. Options may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of the Company's Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercises equal to the option exercise price, or (iii) an irrevocable undertaking, in a form satisfactory to the Company, by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions, in a form satisfactory to the Company, by the optionholder to a broker to deliver promptly to the Company cash or a check sufficient to pay the exercises price.

        (f) EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF DIRECTOR. A director, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do do within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.      ASSIGNMENTS

        The rights and benefits under the Plan may not be assigned except for the designation of a beneficiary as provided in Section 5.

7.      TIME FOR GRANTING OPTIONS

        All options for shares subject to the Plan shall be granted, if at all, not later than ten (10) years after the approval of the Plan by the Company's stockholders.

8.      LIMITATION OF RIGHTS

        (a) NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

        (b) NO STOCKHOLDERS' RIGHTS FOR OPTIONS. An optionee shall have no rights as a stockholder with respect to the shares covered by such optionee's options until the date of the issuance to such optionee of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

        (c) COMPLIANCE WITH SECURITIES LAWS. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition to, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction or such condition shall have been effected or obtained on conditions acceptable to the Board of Directors.

9.      CHANGES IN COMMON STOCK

        (a) If the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or if additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution or transaction with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to then outstanding options under the Plan and (iii) the price for each shares subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. No fractional shares will be issued under the Plan on account of any such adjustments.

        (b) In the event that the Company is merged or consolidated into or with another corporation (in which consolidation or merger the stockholders of the Company receive distributions of cash or securities of another issuer as a result thereof), or in the event that all or substantially all of the assets of the Company are acquired by any other person or entity, or in the event of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding options, either (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or successor corporation (or an affiliate thereof), or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days following the date of such notice.

10.     AMENDMENT OF THE PLAN

        (a) The Board of Directors or Committee may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders of the Company no revision or amendment shall change the number of shares subject to the Plan (except as provided in Section 9), change the designation of the class of directors eligible to receive options, or materially increase the benefits accruing to participants under the Plan and further provided that the provisions of the Plan regarding the directors eligible to receive options or which state the amount and price of securities to be awarded under the Plan, specify the timing of awards under the Plan or set forth a formula that determines the amount, price and timing may not be amended more than once in any six-month period, except to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

        (b) In the event Rule 16b-3 shall at any time be amended to permit options intended to qualify under Rule 16b-3 to be transferable to a greater extent than is permitted on the date of adoption of the Plan by the Board of Directors, then the Board of Directors or the Committee shall be authorized, without any requirement for further stockholder approval, to amend the Plan and/or any options then outstanding under the Plan to permit options granted under the Plan to be transferable to the full extent permitted by Rule 16b-3, as so amended.

11.     NOTICE

        Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

12.     GOVERNING LAW

        The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.